Exhibit 99.1

2025 • Proposal No . 1 — Th e Busines s Combination Proposal — t o consider an d vot e upon, as a n ordinary resolution, a proposa l to approve and adopt the business combination agreement dated as of September 16 , 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “ Business Combination Agreement ”), by and among Chenghe, Polibeli Group Ltd, a Cayman Islands exempted company with limited liability (the “ Company ”), Polibeli Merger One Limited, a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of the Company (“ Merger Sub ” and together with the Company, the “ Company Parties ”), and approve the transactions contemplated thereby, pursuant to which, among other things, Merger Sub shall be merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of the Company (the “ Merger” or “Business Combination ”) . The Business Combination and other transactions contemplated by the Business Combination Agreement are referred to as the “ Transactions . ” A copy of the Business Combination Agreement is attached as Annex A to the accompanying Registration Statement/Proxy Statement and a copy of the Plan of Merger is attached as Annex A - 1 to the accompanying proxy statement/ prospectus ; • Proposal No . 2 — The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and adopt the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “ Plan of Merger ”) and approve the transactions contemplated thereby, including, without limitation the Merger . A copy of the Plan of Merger is attached as Annex A - 1 to the accompanying proxy statement/prospectus ; and • Proposal No . 3 — The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more proposals presented to the shareholders for vote CHENGHE ACQUISITION II CO. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 195419 Chenghe Acquisition II Co. Proxy Card Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK YYY EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED CONTROL NUMBER Signature Signature, if held jointly Date , 2025 When Shares are held by joint tenants, both should sign . When signing as attorney, executor, administrator, trustee or guardian, please give full title as such . If a corporation, please sign in full corporate name by president or other authorized officer . If a partnership, please sign in partnership name by an authorized person . PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. Please mark your votes like this X FOR AGAINST ABSTAIN to vote your shares in the same manner as if you marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be received by 11 : 59 p . m . , Eastern Time, on [ • ], 2025 . INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/ [ • ] /2025 MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

2025 195419 Chenghe Acquisition II Co. Proxy Card Back Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [ • ], 2025 This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/ [ • ] /2025. PROXY CARD NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF CHENGHE ACQUISITION II CO. TO BE HELD ON [ • ], 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “ Extraordinary General Meeting ”) of shareholders of Chenghe Acquisition II Co . (“ Chenghe ” or “ SPAC ”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, will be held at [ • ] a . m . Eastern Time, on [ • ], 2025 at [ • ], or at such other time, on such other date and at such other place to which the meeting may be adjourned . You may also attend the Extraordinary General Meeting webcast by accessing the web portal located at . The Extraordinary General Meeting will be held for the following purposes : THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER . IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS . PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY . (Continued and to be marked, dated and signed on reverse side) FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED